UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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CYTOMEDIX, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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CYTOMEDIX, INC.

Notice of Annual Meeting

and

Proxy Statement

Annual Meeting to Be Held
on
September 19, 2008
11 a.m. EST

Cytomedix, Inc.
416 Hungerford Drive, Suite 330
Rockville, Maryland 20850

CYTOMEDIX, INC.
416 Hungerford Dr., Suite 330, Rockville, Maryland 20850

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON SEPTEMBER 19, 2008

Dear Shareholder:

NOTICE IS HEREBY GIVEN that an Annual Meeting of Shareholders (the “Annual Meeting”) of Cytomedix, Inc. is to be held on September 19, 2008, at 11 a.m. EST. The meeting will be held at the offices of Cytomedix, Inc., located at 416 Hungerford Dr., Suite 330, Rockville, Maryland 20850, for the following purposes:

1.	To elect directors, each to serve until the next annual meeting of Shareholders or until each successor is duly elected and qualified;
2.	To ratify the appointment of PricewaterhouseCoopers LLP as independent auditors of the Company for the fiscal year ending December 31, 2008; and
3.	To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

All shareholders are cordially invited to attend the Annual Meeting; however, only shareholders of record at the close of business on July 24, 2008 (“Record Date”) are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. A complete list of these stockholders will be open for the examination of any shareholder of record at the principal executive offices of the Company, but will be closed at least 10 days immediately preceding the Annual Meeting. The list will also be available for the examination of any shareholder of record present at the Annual Meeting. The Annual Meeting may be adjourned or postponed from time to time without notice other than by announcement at the meeting.

The Board of Directors recommends that you vote FOR Proposals 1 and 2.

We look forward to seeing you at the meeting in September.

Sincerely,

Martin Rosendale
Chief Executive Officer

August 11, 2008

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. YOU MAY ALSO VOTE YOUR SHARES BY TELEPHONE VOTING WHICH IS EXPLAINED IN FURTHER DETAIL ON YOUR PROXY CARD. SHAREHOLDERS WHO EXECUTE A PROXY CARD MAY NEVERTHELESS ATTEND THE MEETING, REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why did you send me this proxy statement?

This proxy statement and the enclosed proxy card are furnished in connection with the solicitation of proxies by the Board of Directors of Cytomedix, Inc., a Delaware corporation, for use at the Annual Meeting of its shareholders to be held on September 19, 2008, at the corporate offices of Cytomedix in Rockville, MD at 11 a.m. EST, and at any adjournments or postponements of the Annual Meeting. This proxy statement summarizes the information you need to make an informed vote on the proposals to be considered at the Annual Meeting. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card using the envelope provided, or vote by telephone as described on the proxy card. The terms “Cytomedix,” “Company,” “we,” or “our” refer to Cytomedix, Inc.

What are the purposes of this meeting?

The Board of Directors, on behalf of Cytomedix, is seeking your affirmative vote for the following:

1.	To elect directors, each to serve until the next annual meeting of Shareholders or until each successor is duly elected and qualified;
2.	To ratify the appointment of PricewaterhouseCoopers LLP as independent auditors of the Company for the fiscal year ending December 31, 2008; and
3.	To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

Who may attend the meeting?

Only shareholders, their proxy holders, and our invited guests may attend the Annual Meeting. If you plan to attend, please bring identification, and, if you hold shares in street name, you should bring your bank or broker statement showing your beneficial ownership of Cytomedix stock in order to be admitted to the meeting.

Who can vote?

You can vote at the Annual Meeting in all matters properly brought before the Annual Meeting if, as of the close of business on the record date, July 24, 2008, you were a holder of record of the Company’s Common Stock, Series A Convertible Preferred Stock, or Series B Convertible Preferred Stock. Each share of Series A and B convertible preferred stock is entitled to vote on all matters voted on by holders of the common stock voting together as a single class with the other shares entitled to vote. On July 24, 2008, there were issued and outstanding:

31,943,193	shares of Common Stock
75,358	shares of Series A Convertible Preferred Stock
85,405	shares of Series B Convertible Preferred Stock

How many votes do I have?

Each share of common stock is entitled to one vote on each matter presented at the Annual Meeting. In addition, holders of shares of Series A or Series Convertible Preferred Stock are entitled to vote on all matters voted on by the holders of our common stock. Each such share of Series A or Series Convertible Preferred Stock is entitled to one vote on each matter presented at the Annual Meeting.

Why would the Annual Meeting be postponed?

The Annual Meeting will be postponed if a quorum is not present on September 19, 2008 at the Annual Meeting. In order for any business to be conducted, the holders of a majority of the shares issued and outstanding and entitled to vote at the meeting must be present, either in person or represented by proxy. For purposes of determining the presence of a quorum, abstentions and broker non-votes will be counted as present. A broker non-vote occurs when a broker or nominee holding shares for a beneficial owner signs and returns a proxy but does not vote on a particular proposal because the broker or nominee does not have discretionary voting power and has not received instructions from the beneficial owner. If a quorum is not present, the meeting may be adjourned or postponed by those shareholders who are represented. The meeting may be rescheduled at the time of the adjournment with no further notice of the rescheduled time. An adjournment will have no effect on the business to be conducted.

How do I vote by proxy?

Whether you plan to attend the Annual Meeting or not, we urge you to complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. Returning the proxy card will not affect your right to attend the Annual Meeting and vote in person.

You may vote by telephone by using the toll-free number 1-866-626-4508 and following the instructions on your proxy card.

If you properly fill in your proxy card and send it to us in time to vote, your proxy (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board as follows:

1.	FOR the election of the director nominees; and
2.	FOR the ratification of the appointment of PricewaterhouseCoopers LLP.

If any other matters are presented, your proxy will vote in accordance with his best judgment. At the time this proxy statement was printed, we knew of no matters that needed to be acted on at the Annual Meeting other than those discussed in this proxy statement.

How do I vote in person?

If you plan to attend and vote in person at the Annual Meeting or at a later date if the meeting is adjourned or postponed, we will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring a power of attorney executed by the broker, bank or other nominee that owns the shares of record for your benefit and authorizing you to vote the shares.

May I revoke my proxy?

If you give a proxy, you may revoke it at any time before it is exercised. You may revoke your proxy in three ways:

1.	You may send in another proxy with a later date.
2.	You may notify us in writing (or if the stockholder is a corporation, under its corporate seal, by an officer or attorney of the corporation) at our principal executive offices before the Annual Meeting that you are revoking your proxy.
3.	You may vote in person at the Annual Meeting.

What vote is required to take action?

Proposal 1 (Election of Directors): A plurality of the eligible votes cast is required to elect director nominees at the Annual Meeting at which a quorum is present in person or by proxy. A nominee who receives a plurality means he has received more votes than any other nominee for the same director’s seat.

Proposal 2 (Ratification of Auditors): The affirmative vote of a majority of the shares present, either by proxy or in person, and entitled to vote is required to approve this proposal.

Who is making this solicitation?

We are soliciting your vote through the use of the mail and will bear the cost of this solicitation. We will not employ third party solicitors, but our directors, officers, employees, and consultants may solicit proxies by mail, telephone, personal contact, or through online methods. We will reimburse their expenses for doing this. We will also reimburse brokers, fiduciaries, and custodians for their costs in forwarding proxy materials to beneficial owners of our stock. Other proxy solicitation expenses include those for preparation, mailing, returning, and tabulating the proxies.

Are there any dissenters’ rights of appraisal?

The Board is not proposing any action for which the laws of the State of Delaware, our Certificate of Incorporation or our Bylaws, as amended from time to time, provide a right of a shareholder to obtain appraisal of or payment for such shareholder’s shares.

Where are the principal executive offices of Cytomedix?

Our principal executive offices are located at Cytomedix, Inc., 416 Hungerford Dr., Suite 330, Rockville, Maryland 20850 and our telephone is (240) 499-2680.

How can I obtain additional information about Cytomedix?

Copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2008 as filed with the Securities and Exchange Commission are being sent to all shareholders along with this proxy statement. Additional copies will be furnished without charge to shareholders upon written request. Exhibits to the Annual Report or Quarterly Report will be provided upon written request. All written requests should be directed to: Cytomedix, Inc., c/o Chief Financial Officer, 416 Hungerford Dr., Suite 330, Rockville, Maryland 20850.

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, which requires that we file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding companies, including Cytomedix, that file electronically with the SEC. The SEC’s website address is www.sec.gov. In addition, our filings may be inspected and copied at the public reference facilities of the SEC located at 100 F Street, N.E. Washington, DC 20549; and at the SEC’s regional offices at 233 Broadway, New York, NY 10279 and Citicorp Center, 500 West Madison Street, Room 1400, Chicago, IL 60661. Copies of the material may also be obtained upon request and payment of the appropriate fee from the Public Reference Section of the SEC located at 100 F Street, N.E., Washington, DC 20549.

YOUR VOTE IS IMPORTANT. EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING, WE ENCOURAGE YOU TO COMPLETE AND RETURN THE ENCLOSED PROXY CARD TO ENSURE THAT YOUR SHARES ARE REPRESENTED AND VOTED. THIS BENEFITS THE COMPANY BY REDUCING THE EXPENSES OF ADDITIONAL PROXY SOLICITATION.

Information About Stock Ownership

How much stock is owned by directors and executive officers?

The following table sets forth information regarding the beneficial ownership of our common stock as of the Record Date for: (a) each of our directors; (b) each of our executive officers; and (c) all directors and executive officers as a group. Beneficial ownership is determined in accordance with the SEC rules and generally includes voting or investment power with respect to securities. Unless otherwise indicated below, to our knowledge, all persons and entities listed below have sole voting and investment power over their shares of common stock, except to the extent that individuals share authority with spouses under applicable law. There are no arrangements, known to us, including any pledge by any person of securities of the registrant, the operation of, which may, at a subsequent date, result in a change of control of Cytomedix.

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class(1)
Common Stock	James S. Benson	190,000	(2)	*
Common Stock	David P. Crews	1,011,623	(3)	3.1%
Common Stock	Arun K. Deva	190,000	(4)	*
Common Stock	David F. Drohan	152,000	(5)	*
Common Stock	Carelyn P. Fylling	313,375	(6)	*
Common Stock	Andrew S. Maslan	179,000	(7)	*
Common Stock	Mark T. McLoughlin	190,000	(8)	*
Common Stock	Martin P. Rosendale	210,000	(9)	*
Common Stock	Group consisting of Benson, Crews, Deva, Drohan, Fylling, Maslan, McLoughlin, and Rosendale	2,435,998		6.4%

*	Less than 1%.
(1)	For purposes of determining the amount of securities beneficially owned, share amounts include all common stock owned outright plus all convertible shares, warrants, and options exercisable for common stock. The Percent of Class for common stock is based on the number of shares of common stock outstanding as of July 24, 2008. Shares of Common stock issuable upon conversion of convertible notes, or the exercise of options or warrants currently exercisable, or exercisable within 60 days after the preparation of this table, are deemed outstanding for the purpose of computing the percentage ownership of the person holding such options or warrants, but are not deemed outstanding for computing the percentage ownership of any other persons.
(2)	Consists of 190,000 shares Mr. Benson may acquire upon the exercise of stock options.
(3)	Consists of 644,871 shares owned as trustee for David Paul Crews Revocable Trust, 16,752 shares owned by children, and 350,000 shares Mr. Crews may acquire upon the exercise of stock options.
(4)	Consists of 10,000 shares directly owned by Mr. Deva and 180,000 shares Mr. Deva may acquire upon the exercise of stock options.
(5)	Consists of 2,000 shares directly owned by Mr. Drohan and 150,000 shares Mr. Drohan may acquire upon the exercise of stock options.
(6)	Consists of 4,298 shares directly owned by Ms. Fylling and 309,077 shares Ms. Fylling may acquire upon the exercise of stock options.
(7)	Consists of 9,000 shares directly owned by Mr. Maslan and 170,000 shares Mr. Maslan may acquire upon the exercise of stock options.
(8)	Consists of 190,000 shares Mr. McLoughlin may acquire upon the exercise of stock options.
(9)	Consists of 10,000 shares directly owned by Mr. Rosendale and 200,000 shares Mr. Rosendale may acquire upon the exercise of stock options. Mr. Rosendale shares voting and investment power over all of such shares with Kathy A. Rosendale, his spouse.

Which shareholders own at least 5% of Cytomedix?

The following table shows, as of the Record Date and to the best of our knowledge, all persons we know to be “beneficial owners” of more than 5% of our common stock. On the Record Date, there were 31,943,193 shares of common stock issued and outstanding.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
David E. Jorden	3,167,000	(1)	9.9%
600 Travis, Suite 3700 Houston, Texas 77002
FEQ Gas, LLC	1,156,200	(2)	3.5%
FEQ Investments, Inc.	1,037,900	(2)	3.2%
Group consisting of Jorden, FEQ Gas, FEQ Investments	5,361,100		16.0%

(1)	Includes 167,000 shares issuable upon exercise of warrants. Pursuant to the terms of the warrants, the reporting person cannot exercise such warrants if the exercise would result in the reporting person being the “beneficial owner” of more than 9.999% of the outstanding stock within the meaning of Rule 13d-1 under the Exchange Act.
(2)	FEQ Gas, and FEQ Investments are both controlled by Mr. Ernest Bartlett. Includes 1,308,100 shares issuable upon exercise of warrants. Pursuant to the terms of the warrants relating to 858,100 shares, the reporting person cannot exercise such warrants if the exercise would result in the reporting person being the “beneficial owner” of more than 9.999% of the outstanding stock within the meaning of Rule 13d-1 under the Exchange Act. The mailing address for both entities is c/o 2400 Fountainview, #202, Houston, TX 77057.

Section 16(a) Beneficial Ownership Compliance During 2007

Section 16(a) of the Exchange Act requires our officers, directors and persons who own more than 10% of a registered class of our equity securities within specified time periods to file certain reports of ownership and changes in ownership with the SEC. The Company is not aware of any failure to file any report so required in a timely manner during the fiscal year ended December 31, 2007, by any of the current directors or executive officers.

PROPOSAL 1

To elect directors, each to serve until the next annual meeting of Shareholders or until each successor is duly elected and qualified

Director Nominees

The Board nominees, if elected, will serve until the next annual meeting of shareholders or until each successor is duly elected and qualified. Our Bylaws authorize our Board to determine the number of directors. These provisions, together with provisions of our Certificate of Incorporation, as amended, allow the Board to fill vacancies or increase its size, and may deter or hinder a shareholder from removing incumbent directors and filling such vacancies with its own nominees in order to gain control of the Board.

The Board currently includes James S. Benson, David P. Crews, Arun K. Deva, David F. Drohan and Mark T. McLaughlin, all of whom were elected at the last annual meeting of shareholders. The Nominating and Governance Committee nominated and the Board approved and recommended the following (i) existing members of our Board for re-election: James S. Benson, David P. Crews, Arun K. Deva, and Mark T. McLaughlin and (ii) new members for election to the Board: Stephen N. Keith, MD, MSPH, Martin P. Rosendale and David E. Jorden (Messrs. Keith, Rosendale and Jorden are referred to as the Board Nominees). Dr. Keith was recommended for nomination by Mr. Rosendale, our Chief Executive Officer; Messrs. Jorden and Rosendale were recommended for nomination by Mr. James Benson, our Presiding Director and Acting Chairman of the Board. The Board Nominees, if elected, will fill 2 current vacancies on the Board and will replace David Drohan who has not been nominated for re-election at the Annual Meeting.

Biographical information with respect to each Board Nominee is provided below. Biographical information with respect to the existing Board members who stand for re-election is provided in the “Directors and Executive Officers” section of this proxy statement on page 10.

Martin P. Rosendale has served as our Chief Executive Officer since July 1, 2008. Prior to that, in March 2008, he was appointed as Executive Vice-President and Chief Operating Officer of the Company. From January 2005 to March 2008, Mr. Rosendale held the position of Chief Executive Officer of Core Dynamics, Inc., a Rockville, MD biotechnology startup company using cryopreservation technology developed in Israel. From March 2001 to December 2004, Mr. Rosendale held the position of Senior Vice President and General Manager of ZLB Bioplasma, Inc., a Glendale, CA biologics company, as well as other positions at various biotechnology companies. Mr. Rosendale holds a Bachelor of Science degree in Microbiology from California State University in Long Beach, CA (1982).

Stephen N. Keith, MD, MSPH. In 2006, Dr. Keith assumed and currently holds the office of President and Chief Operating Officer of Panacea Pharmaceuticals, Inc., a biopharmaceutical company located in Gaithersburg, MD. From 2005 to 2006, Dr. Keith served as Senior Consultant at Biologics Consulting Group, LLC, a biopharmaceutical consulting company located in Alexandria, VA. From 2003 to 2005, he was Managing Director at Glocap Advisors LLC, a division of Glocap Funding LLC, an investment banking firm providing investment advisory services related to equity and debt financing, and merger & acquisition transactions based in New York, NY. Dr. Keith has held a range of senior management positions in the pharmaceutical and biotechnology industries, including President and Chief Operating Officer at Antex Biologics Inc, another Gaithersburg, MD pharmaceutical company; Vice President, Marketing and Sales at North American Vaccine, Inc., a Columbia, MD pharmaceutical company; Senior Director, Health Care Delivery Policy in Corporate Public Affairs, Senior Customer Manager in the U.S. Human Health Division and Senior Director, Health Strategies, in the Merck-Medco Managed Care Division at Merck & Co, Inc. (NYSE: MRK). Dr. Keith also serves as Chairman of the Board of Directors of NanoVec, Inc., an early-stage biopharmaceutical company. Dr. Keith holds an undergraduate degree magna cum laude from Amherst College in Massachusetts (1973), a degree in medicine from University of Illinois, College of Medicine, (1977) and a Master of Science in Public Health degree from the University of California, Los Angeles (1982). He is a licensed physician in the states of California and Maryland. Dr. Keith is a Fellow of the Academy of Pediatrics and a Diplomate of the American Board of Pediatrics.

David E. Jorden. From 2003 to present, Mr. Jorden held a position of Vice President with Morgan Stanley in its Equity Management group where he is responsible for managing equity portfolios for high net worth individuals. Mr. Jorden holds a Bachelor’s degree from the University of Texas at Austin (1984) and a Master’s degree from Kellogg School of Management at Northwestern University (1989). Mr. Jorden is a Chartered Financial Analyst and Certified Public Accountant.

All nominees have consented to being named herein and have indicated their intention to serve as our directors, if elected. Unless authority to do so is withheld, the persons named as proxies will vote the shares represented by such proxies for the election of the named director nominees. In case any of the nominees becomes unavailable for election to the Board the persons named as proxies shall have full discretion and authority to vote or refrain from voting for any other nominees in accordance with their judgment. We do not know of any reason why any of these nominees would not accept the nomination. However, if any of the nominees does not accept the nomination, the persons named in the proxy will vote for the substitute nominee that the Board recommends. Proxies cannot be voted for a greater number of persons than the number of nominees named. Each director will serve until the next annual meeting and until his successor is duly elected.

Vote Required for Approval of Proposal 1

A plurality of the eligible votes cast is required to elect director nominees at the Annual Meeting at which a quorum is present in person or by proxy. A nominee who receives a plurality means he has received more votes than any other nominee for the same director’s seat.

Board Recommendation

The Board recommends a vote FOR election of the director nominees.

PROPOSAL 2

To ratify the appointment of PricewaterhouseCoopers LLP as independent auditors of the Company for the fiscal year ending December 31, 2008

General

The Company has selected the firm of PricewaterhouseCoopers LLP (“PwC”) to audit the financial statements for the fiscal year ending December 31, 2008, and seeks shareholder ratification of said appointment. The Audit Committee, which has selected PwC to serve as our independent auditors, believes that PwC has the personnel, professional qualifications and independence necessary to act as the Company’s independent auditors. A representative of PwC will be in attendance at the Annual Meeting either in person or by telephone. The representative will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

The ratification by our shareholders of the Audit Committee’s selection of independent public accountants is not mandated by Delaware law, our bylaws or other legal requirements. However, the Audit Committee is submitting its selection of PwC to our shareholders for ratification this year. If the selection of PwC is ratified by our shareholders at the Annual Meeting, the Audit Committee, in its discretion, nevertheless may select and appoint a different independent accounting firm at any time. If the shareholders do not ratify the selection of PwC, the Audit Committee will reconsider the retention of that firm, but the Audit Committee would not be required to select another firm as independent public accountants and may nonetheless retain PwC. If the Audit Committee does select another firm to serve as the Company’s independent public accountants, whether or not the shareholders have ratified the selection of PwC, the Audit Committee would not be required to call a special meeting of the shareholders to seek ratification of the selection, and in all likelihood would not call a special meeting for that purpose. In all cases, the Audit Committee will make any determination as to the selection of the Company’s independent public accountants in light of the best interests of the Company and its shareholders.

Overview and Audit Fees

On April 12, 2007, the Company engaged PwC as its independent registered public accounting firm to audit the Company’s financial statements and to perform reviews of interim financial statements. Also, effective as of April 12, 2007, the Company elected not to re-appoint L J Soldinger Associates, LLC (“Soldinger”), the Company’s former independent registered public accounting firm, for 2007. The decision to change the Company’s independent registered public accounting firm from Soldinger to PwC was recommended and approved by the Audit Committee.

The reports of Soldinger on the financial statements of the Company as of and for the years ended December 31, 2006 and 2005, did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles. In connection with its audit for the fiscal years ended December 31, 2006 and 2005, and through April 12, 2007, there have been no disagreements with Soldinger on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Soldinger would have caused it to make reference to such matters in its reports on the financial statements for such periods. During the fiscal years ended December 31, 2006 and 2005, and through April 12, 2007, there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K.

Prior to engaging PwC, there has been no consultation with PwC regarding the application of accounting principles to a specific completed or proposed transaction or the type of audit opinion that might be rendered on the Company’s financial statements. Prior to engaging PwC, there has been no written report or oral advice provided by PwC that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue.

The following table presents fees for professional services rendered by PricewaterhouseCoopers, LLP and L J Soldinger Associates LLC for the fiscal years 2006 and 2007:

Services Performed	2007(5)	2006(5)
Audit Fees(1)	$433,000	$392,000
Audit-Related Fees(2)	$—	$2,000
Tax Fees(3)	$34,000	$23,000
All Other Fees(4)	$—	$—
Total Fees	$467,000	$417,000

(1)	Audit fees represent fees billed for professional services provided in connection with the audit of the Company’s annual financial statements, reviews of its quarterly financial statements, audit services provided in connection with statutory and regulatory filings for those years and audit services provided in connection with securities registration and/or other issues resulting from that process. In 2006, audit fees also includes services rendered for audits of management’s assessment of the effectiveness of internal controls over financial reporting and the effectiveness of internal control over financial reporting. In 2007, audit fees also include $123,000 associated with the Company’s financial restatements, filed with the SEC on November 14, 2007.
(2)	Audit-related fees represent fees billed primarily for assurance and related services reasonably related to securities registration and/or other issues resulting from that process.
(3)	Tax fees principally represent fees billed for tax preparation, tax advice and tax planning services.
(4)	All other fees principally would include fees billed for products and services provided by the accountant, other than the services reported under the three captions above.
(5)	All services in 2007 were performed by and fees paid to PWC; all services in 2006 were performed by and fees paid to L J Soldinger Associates LLC.

Audit Committee pre-approval of audit and non-audit services

Our Audit Committee has the sole authority to pre-approve all audit and non-audit services provided by our independent accountants. The Audit Committee has adopted policies and procedures for the pre-approval of services provided by the independent accountants. The Audit Committee on an annual basis reviews audit and non-audit services performed by the independent accountants. All audit and non-audit services are pre-approved by the Audit Committee, which considers, among other things, the possible effect of the performance of such services on the accountants’ independence. As permitted under the Sarbanes-Oxley Act of 2002, the Audit Committee may delegate pre-approval authority to one or more of its members. Any service pre-approved by a delegate must be reported to the Audit Committee at the next scheduled quarterly meeting. The Audit Committee considered whether the provision of the auditors’ services, other than for the annual audit and quarterly reviews, is compatible with its independence and concluded that it is compatible. In 2007 and 2006, all such services were pre-approved by the Audit Committee.

Vote Required for Approval of Proposal 2

The affirmative vote of a majority of the shares present, either by proxy or in person, and entitled to vote is required to approve this proposal.

Board Recommendation

The Board recommends a vote FOR this Proposal 2.

Directors and Executive Officers of Cytomedix

The following table sets forth the names and ages of all Cytomedix directors and executive officers as of December 31, 2007.

Name	Age	Date of Election or Appointment	Position(s) with the Company
James S. Benson(1)	68	November 1, 2004	Director
David P. Crews	45	September 28, 2001	Director
Arun K. Deva	63	November 23, 2004	Director
Kshitij Mohan(2)	62	April 20, 2004	Chairman of the Board, Chief Executive Officer
David F. Drohan(3)	69	July 12, 2004	Director
Mark T. McLoughlin	52	June 7, 2004	Director
Andrew S. Maslan	38	August 15, 2005	Chief Financial Officer
Carelyn P. Fylling	60	December 1, 2001	Vice President of Professional Services

(1)	Appointed as Presiding Director and Acting Chairman of the Board as of Kshitij Mohan’s departure as the Chairman of the Board.
(2)	Resigned as Chairman of the Board and Chief Executive Officer of the Company as of June 30, 2008.
(3)	Will not stand for re-election at the Annual Meeting.

Effective July 1, 2008, the Board appointed Martin P. Rosendale as the Company’s Chief Executive Officer following Dr. Mohan’s departure as the Company’s Chairman and Chief Executive Officer. Mr. Rosendale is also a director nominee who stands for election at the Annual Meeting.

Board of Directors

Our Board oversees our business affairs and monitors the performance of our management. Each director and executive officer holds office until his successor is duly elected and qualified, his resignation or he is removed in the manner provided by our Bylaws. All officers are appointed and serve at the discretion of the Board. All of our officers devote their full-time attention to our business. No director or executive officer is related to any other of our directors or executive officers, and there are no arrangements or understandings between a director and any other person that such person will be elected as a director.

Biographical Information of Directors and Executive Officers

Biographical information with respect to the Company’s current executive officers and directors is provided below.

James S. Benson has served as a Director since November 1, 2004. Mr. Benson has over 25 years of experience in the healthcare industry, and also serves as a director of Cryolife, Inc., and Medical Device Consultants, Inc. Mr. Benson retired from the Advanced Medical Device Association (Advamed) where he served as executive vice president for technical and regulatory affairs. Prior to that, he held numerous senior positions at the Food and Drug Administration (FDA) over a twenty year period. He retired from the FDA as director of the Center for Devices and Radiological Health (CDRH). Earlier, he served as deputy commissioner of the FDA, and also as its commissioner for a one-year period. During his tenure with the FDA, Mr. Benson worked closely with other Federal agencies and worked with Congress to craft and create various pieces of legislation including The Food and Drug Modernization Act of 1997, The Biomaterials Access Act of 1998 and The Medical Device User Fee and Modernization Act of 2002. Mr. Benson earned a B.S. degree in civil engineering from the University of Maryland and a M.S. degree in nuclear engineering from the Georgia Institute of Technology.

David P. Crews has served as a Director since his election through the consent solicitation that became effective on September 28, 2001. Mr. Crews is executive vice president of Crews and Associates, Inc., a brokerage house located in Little Rock, Arkansas, founded by his father. Mr. Crews has worked at Crews & Associates for more than 22 years, specializing in the fixed income markets. He is a former partner of All American Leasing, a municipal finance firm, and also serves as vice president, secretary, and treasurer of

CHASC, Inc., an entity that acquired Smith Capital Management (an investment advisory firm). Mr. Crews is also a Board Member of Pure Energy Group, Inc. (an oil and gas company).

David F. Drohan has served as a Director since July 12, 2004. Mr. Drohan retired from Baxter Healthcare Corporation where he served as Senior Vice President and President of Baxter's medication delivery business, a position he held since May 2001. In this capacity, he had direct general management responsibility for the development and worldwide marketing of intravenous products, drug-delivery and automated distribution systems, as well as anesthesia, critical care and oncology products representing $4 billion in combined annual sales. He joined Baxter in 1965 as a territory manager in New York and throughout the years has held a succession of senior positions. Prior to joining Baxter, Mr. Drohan worked for Procter & Gamble. Mr. Drohan is a director of Parmedium Health Care Corp., a trustee of Parents Project Muscular Dystrophy, and a director of the Baxter Credit Union. He earned his bachelor's degree in industrial relations from Manhattan College, New York. Mr. Drohan was not nominated for re-election at the Annual Meeting.

Arun K. Deva has served as a Director since November 23, 2004. Mr. Deva is the founder and President of Deva & Associates, P.C., a Rockville, Maryland-based mid-size accounting and consulting firm that provides accounting, auditing, litigation support, due diligence, cost-benefit analysis and other financial consulting services to many Federal agencies and corporations. He is also the founder and President of CPAMoneyWatch.com, LLC, a web-based business services provider offering online accounting and business solutions to small and mid-sized businesses. Prior to establishing Deva & Associates in 1991, Mr. Deva was a partner at Touche Ross & Co. (now Deloitte & Touche). He has served as a management consultant for several public and private companies with a focus on financial restructurings, negotiations with lenders and creditors, financial reporting and disclosures, and filings with the Securities and Exchange Commission. Mr. Deva is a member of the American Institute of Certified Public Accountants, Maryland Association of Certified Public Accountants and Association of Government Accountants. He was appointed to the Maryland Banking Board by the Governor of Maryland for a six-year term ending in 2008. Mr. Deva earned his Bachelor of Commerce degree in accounting from St. Xavier's College in India and a Masters of Business Administration degree in Finance from Indiana University, Bloomington, Indiana.

Mark T. Mcloughlin has served as a Director since June 7, 2004. Mr. McLoughlin currently serves as Senior Vice President, Strategic Marketing and Operations for Cardinal Health, Inc., one of the world's largest health care manufacturing and distribution companies. In this capacity, he has responsibility for the Marketing organization Operations for Medical Products Manufacturing segment for Cardinal Health International based in Rolle, Switzerland. Prior to joining Cardinal, he was vice president of commercial operations for Norwood Abbey Ltd., an Australian-based medical technology company. Earlier, he was President of North American operations for Ion Beam Application, Inc., a Belgium-based global medical technology company. His executive career experience also includes Mallinckrodt, as well as positions with other healthcare companies.

Martin P. Rosendale joined the Company as Chief Operating Officer on March 24, 2008, and became the Chief Executive Officer on July 1, 2008. Biographical information on Mr. Rosendale is presented in Proposal 1.

Andrew S. Maslan joined the Company as corporate controller on July 1, 2005, and became the Chief Financial Officer on August 15, 2005. Mr. Maslan most recently served as controller for BioReliance Corporation based in Rockville, Maryland, which was acquired by Invitrogen (Nasdaq: IVGN) in February 2004. Earlier, he held positions with two other Rockville, Maryland-based companies, serving as a principal with GlobeTraders, Inc., and senior accountant for Providence Laboratory Associates. Mr. Maslan began his professional career serving as an auditor with KPMG Peat Marwick, and is a certified public accountant licensed in the state of Maryland.

Carelyn P. Fylling, RN, MSN, has served as the Company's Vice President of Professional Services since December 2001. Ms. Fylling was director of training and program development at the International Diabetes Center in Minneapolis, Minnesota. She also has served on the national Board of Directors of the American Diabetes Association and numerous national committees of the American Diabetes Association. Ms. Fylling received the prestigious Ames Award for Outstanding Educator in the Field of Diabetes. Subsequently, she joined Curative Health Services and helped the company grow from three employees to over 650 employees. During her 13 years at Curative, Ms. Fylling helped to design the national wound database, developed clinical protocols, conducted outcome studies, trained physicians and nurses in comprehensive wound management, wrote scientific articles and abstracts, assisted in clinical trials and marketing, and developed an Internet-based online wound care training program for health professionals. Recently, she provided independent consulting and outsourcing services to the health care industry through Fylling Associates, LLC, which she wholly owns, and through Strategic Partners, LLC, in which she holds a partnership interest.

There are no family relationships between any of the Company’s executive officers or directors and there are no arrangements or understandings between a director and any other person pursuant to which such person was elected as director. There were no material changes to the procedures by which shareholders may recommend nominees to the Board since the Company’s last disclosure of such policies.

There are no material proceedings to which any director, executive officer or affiliate of Cytomedix, any owner of record or beneficially of more than 5% of any class of voting securities of Cytomedix, or security holder is a party adverse to Cytomedix or has a material interest adverse to Cytomedix.

Other than as described above, to the best of our knowledge, none of the following events has occurred during the past five years that are material to an evaluation of the ability or integrity of any director, director nominee, executive officer, promote or control person of Cytomedix: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Director and Board Nominee Independence

Our Board is subject to the independence requirements of the American Stock Exchange (AMEX). Pursuant to the requirements, the Board undertakes its annual review of director independence. During this review, the Board considers transactions and relationships between each director or any member of his immediate family and Cytomedix and its affiliates. The purpose of this review was to determine whether any such relationships or transactions existed that were inconsistent with a determination that the director is independent.

Our Board has determined that a majority of our directors and all current members of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee are “independent” for purposes of Section 121 of the AMEX Company Guide and that the members of the Audit Committee are also “independent” for purposes of Section 10A-3 of the Exchange Act and Section 803 of the AMEX Company Guide. The Board based these determinations primarily on a review of the responses of the directors and executive officers to questions regarding employment and transaction history, affiliations and family and other relationships and on discussions with the directors. Currently, the independent directors are James Benson, David Crews, Mark McLouglin, Arun Deva and David Drohan (Mr. Drohan was not nominated for and will not stand for re-election at the Annual Meeting).

The Board has also determined that only one of the three Board Nominees, Stephen Keith, MD, MSPH, meets the above-referenced “independence” requirements. If elected at the Annual Meeting, Messrs. Jorden and Rosendale will not be deemed “independent” directors.

Membership, Meetings and Attendance

Our Board has three committees: Audit Committee, Compensation Committee, and the Nominating and Governance Committee. Each committee held at least one meeting during the last fiscal year. The membership and responsibilities of these current committees are summarized below. Additional information regarding the responsibilities of each committee is found in, and is governed by, our Bylaws, as amended, each committee’s Charter, where applicable, specific directions of the Board, and certain mandated regulatory requirements. The Charters of the Audit, Compensation, and Nominating and Governance Committees, as well as the Code of Conduct and Ethics are available at the Company’s website at http://www.cytomedix.com. The information on the Company’s website is not a part of this proxy statement. The information is also available in print to any shareholder who requests it.

Below are the current committee memberships and other information about the Board committees.

Name	Board of Directors	Audit Committee	Compensation Committee	Nominating and Governance Committee
James S. Benson	**		**	**
David P. Crews	*	*	*
Arun K. Deva	*	**		*
David F. Drohan(1)	*	*	*
Mark T. McLoughlin	*		*	*
Meetings held in 2007	7	7	3	2

*	Designates membership.
**	Designates chairmanship or acting chairmanship.
(1)	Will not stand for re-election at the Annual Meeting.

During the fiscal year ended December 31, 2007, each director attended at least 75% of the Board meetings. During the fiscal year ended December 31, 2007, each committee member attended at least 75% of the committee meetings.

Nominating and Governance Committee

The Nominating and Governance Committee has the following responsibilities as set forth in its charter:

•	to review and recommend to the Board with regard to policies for the composition of the Board;
•	to review any director nominee candidates recommended by any director or executive officer of the Company, or by any shareholder if submitted properly;
•	to identify, interview and evaluate director nominee candidates and have sole authority to retain and terminate any search firm to be used to assist the Committee in identifying director candidates and approve the search firm’s fees and other retention terms;
•	to recommend to the Board the slate of director nominees to be presented by the Board;
•	to recommend director nominees to fill vacancies on the Board, and the members of each Board committee;
•	to lead the annual review of Board performance and effectiveness and make recommendations to the Board as appropriate; and
•	to review and recommend corporate governance policies and principles for the Company, including those relating to the structure and operations of the Board and its committees.

The Committee charter is available on the Company’s website at http://www.cytomedix.com and at no charge by contacting the Company at its headquarters as listed on the cover page of this report. Information appearing on the Company’s web site is not part of this proxy statement.

Shareholders meeting the following requirements who want to recommend a director candidate may do so in accordance with our Bylaws and the following procedures established by the Nomination and Governance Committee. The Board will consider all director candidates recommended to the Nomination and Governance Committee by shareholders owning at least 5% of our outstanding shares at all times during the year preceding the date on which the recommendation is made that meet the qualifications established by the Board. To make a nomination for director at an Annual Meeting, a written nomination solicitation notice must be received by the Nomination and Governance Committee at our principal executive office not less than 120 days before the anniversary date our proxy statement was mailed to shareholders in connection with our previous annual meeting. The written nomination solicitation notice must contain the following material elements, as well as any other information reasonably requested by us or the Nomination and Governance Committee:

•	the name and address, as they appear on our books, of the stockholder giving the notice or of the beneficial owner, if any, on whose behalf the nomination is made;

•	a representation that the stockholder giving the notice is a holder of record of our common stock entitled to vote at the annual meeting and intends to appear in person or by proxy at the annual meeting to nominate the person or persons specified in the notice;
•	complete biography of the nominee, as well as consents to permit us to complete any due diligence investigations to confirm the nominee’s background, as we believe to be appropriate;
•	the disclosure of all special interests and all political and organizational affiliations of the nominee;
•	a signed, written statement from the director nominee as to why the director nominee wants to serve on our Board, and why the director nominee believes that he or she is qualified to serve;
•	a description of all arrangements or understandings between or among any of the stockholder giving the notice, the beneficial owner, if any, on whose behalf the notice is given, each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder giving the notice;
•	such other information regarding each nominee proposed by the stockholder giving the notice as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had the nominee been nominated, or intended to be nominated, by our Board; and
•	the signed consent of each nominee to serve as a director if so elected.

In considering director candidates, the Nomination and Governance Committee will consider such factors as it deems appropriate to assist in developing a Board and committees that are diverse in nature and comprised of experienced and seasoned advisors. Each director nominee is evaluated in the context of the full Board’s qualifications as a whole, with the objective of establishing a Board that can best perpetuate our success and represent stockholder interests through the exercise of sound judgment. Each director nominee will be evaluated considering the relevance to us of the director nominee’s skills and experience, which must be complimentary to the skills and experience of the other members of the Board.

Shareholder Communications with Directors

Persons wishing to write to the Board or to a specified director or committee of the Board should send correspondence to the Secretary at our principal offices. Electronic submissions of shareholder correspondence will not be accepted. The Secretary will forward to the directors all communications that, in his judgment, are appropriate for consideration by the directors. Examples of communications that would not be appropriate for consideration by the directors include commercial solicitations and matters not relevant to the shareholders, to the functioning of the Board, or to the affairs of Cytomedix. Any correspondence received that is addressed generically to the Board will be forwarded to the Chairman of the Board. If the Chairman of the Board is not an independent director, a copy will be sent to the Chairman of the Audit Committee as well.

Board Member Attendance at Annual Meetings

All current Board members and all nominees for election to our Board are expected to attend our Annual Meetings unless personal circumstances make the Board member or director nominee attendance impracticable or inappropriate.

Audit Committee

The Board formed an Audit Committee in December 2004. Mr. Arun K. Deva currently serves as chairman of the Audit Committee. The Board has determined that Mr. Deva is an audit committee financial expert as defined by Item 407(d) of Regulation S-K under the Securities Act and is “independent” within the meaning under the federal securities laws. Other members of the Audit Committee are Messrs. Crews and Drohan. Mr. Drohan will not stand for re-election at the Annual Meeting. The Board has determined that each member of the Audit Committee is “independent” as required by the AMEX Company Guide and under the federal securities laws. The Audit Committee has a written charter adopted by the Board, which is available on the Company’s website at www.cytomedix.com and at no charge by contacting the Company at its headquarters as listed on the cover page of this report. Information appearing on the Company’s web site is not part of this proxy statement.

The purpose of the Audit Committee is to assist the Board in its general oversight of Cytomedix’s financial reporting, internal controls and audit functions. As described in the Audit Committee Charter, which is available at the Company’s website, http://www.cytomedix.com, the Audit Committee’s primary responsibilities are to:

•	Review whether or not management has maintained the reliability and integrity of the accounting policies and financial reporting and disclosure practices of the Company;
•	Review whether or not management has established and maintained processes to ensure that an adequate system of internal controls is functioning within the Company;
•	Review whether or not management has established and maintained processes to ensure compliance by the Company with legal and regulatory requirements that may impact its financial reporting and disclosure obligations;
•	Oversee the selection and retention of the Company’s independent registered public accounting firm, their qualifications and independence;
•	Prepare a report of the Audit Committee for inclusion in the proxy statement for the Company’s annual meeting of shareholders;
•	Review the scope and cost of the audit, the performance of the independent registered public accounting firm, and their report on the annual financial statements of the Company; and
•	Perform all other duties as the Board may from time to time designate.

Compensation Committee

The Compensation Committee was established on December 17, 2004. The duties of the Compensation Committee include establishing any director compensation plan or any executive compensation plan or other employee benefit plan which requires shareholder approval; establishing significant long-term director or executive compensation and director or executive benefits plans which do not require stockholder approval; determinination of any other matter, such as severance agreements, change in control agreements, or special or supplemental executive benefits, within the Committee's authority; determining the overall compensation policy and executive salary plan; and determining the annual base salary, annual bonus, and annual and long-term equity-based or other incentives of each corporate officer, including the CEO. Although a number of aspects of the CEO’s compensation may be fixed by the terms of his employment contract, the Compensation Committee retains discretion to determine other aspects of the CEO’s compensation. The Compensation Committee reviews proposals regarding the CEO’s compensation and makes recommendations regarding the CEO’s compensation to the Board. In determining compensation for the other executive officers, the Compensation Committee generally considers the recommendations of the CEO, and then makes recommendations regarding the compensation of executive officers to the Board. The Committee is empowered to review all components of executive officer and director compensation for consistency with the overall policies and philosophies of the Company relating to compensation issues. The Committee may from time to time delegate duties and responsibilities to subcommittees or a Committee member. The Committee may retain and receive advice, in its sole discretion, from compensation consultants. The Compensation Committee does not currently employ compensation consultants in determining or recommending the amount or form of executive and director compensation. The Compensation Committee’s charter is available on Cytomedix's website at www.cytomedix.com. Information appearing on the Company’s web site is not part of this proxy statement.

Code of Conduct and Ethics

In April 2005, the Board approved a Code of Conduct and Ethics applicable to all directors, officers and employees which complies with Section 807 of the AMEX Company Guide and with the definition of a “code of ethics” as set forth in Item 406 of SEC Regulation S-K. A copy of this Code of Conduct is available at the Company’s website at http://www.cytomedix.com, and is available at no charge by contacting the Company at its headquarters as listed on the cover page of this report. Information appearing on the Company’s website is not part of this proxy statement.

Compensation of Directors and Executive Officers

The following table sets forth information regarding annual and long-term compensation with respect to the fiscal years ended December 31, 2007 and 2006, paid or accrued by us to or on behalf of those persons who were, during the fiscal year ended December 31, 2007, our Chief Executive Officer, Chief Financial Officer, and our most highly compensated executive officers (not including the CEO and CFO) (the “Named Executive Officers”).

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus	Option Awards(4)	All Other Compensation	Total
Kshitij Mohan(1)	2007	$355,816	$168,056	$22,865	$34,000	$580,737
Chief Executive Officer	2006	$323,549	$150,000	$223,785	$25,619	$722,953
(Effective April 1, 2004)
Andrew S. Maslan(2)	2007	158,875	40,252	110,407	7,936	317,470
Chief Financial Officer	2006	148,500	27,700	153,295	844	330,339
(Effective August 16, 2005)
Carelyn P. Fylling(3)	2007	138,103	30,000	17,561	6,720	192,384
VP Professional Services	2006	136,500	—	15,059	169	151,728

(1)	Upon acceptance of the position of Chief Executive Officer, Dr. Mohan was awarded 1,000,000 ten-year options to purchase the Company’s Common stock. Under the terms of his employment agreement, 500,000 options vested immediately, 250,000 vested in April 2005 and the remaining options will vest in April 2006. Also, pursuant to this agreement, upon reaching the first and second anniversary dates of his agreement, Dr. Mohan received 100,000 ten-year options. Through September 2007, Dr. Mohan also received 59,310 ten-year options pursuant to an anti-dilution clause in his employment agreement and effective October 1, 2007, he received 30,000 ten-year options in exchange for the removal of that anti-dilution clause. All of Dr. Mohan’s options originally had an exercise price of $1.50. 700,000 of his options were modified to increase the exercise price to $2.24 to remove unintended tax consequences pursuant to I.R.S. Code Section 409A. Amounts in the All Other Compensation column consist of $25,000 that Dr. Mohan received as a “perk package,” $9,000 employer 401(k) match in 2007, and $619 in company paid life insurance premiums for Dr. Mohan’s benefit in 2006. On June 5, 2008, Cytomedix and Dr. Mohan entered into a Termination and Consulting Agreement, pursuant to which Dr. Mohan agreed, among other things, to step down as the CEO and Chairman and to become a consultant to the Company effective June 30, 2008. The terms and provisions of such agreement are described in detail in the Employment Agreements section of this proxy statement.
(2)	Pursuant to his employment agreement as amended, in 2005 Mr. Maslan was granted 60,000 ten-year options to purchase shares of the Company’s Common stock at an exercise price of $5.07 per share and, in 2006 Mr. Maslan was granted 40,000 and 50,000 ten-year options to purchase shares of the Company’s Common stock at exercise prices of $2.23 and $2.75 per share, respectively, and in 2007, Mr. Maslan was granted 20,000 ten-year options to purchase shares of the Company’s Common stock at an exercise price of $0.88. Options vest at intervals through July 2010. 40,000 options previously granted to Mr. Maslan were modified to increase their strike price from $2.23 to $2.52 to remove unintended tax consequences pursuant to I.R.S. Code Section 409A. Amounts in the All Other Compensation column consist of $7,936 employer 401(k) match in 2007, and $844 in company paid life insurance premiums for Mr. Maslan’s benefit in 2006.
(3)	In 2006, Ms. Fylling was granted 20,000 ten-year options to purchase shares of Common stock at $2.40. Amounts in the All Other Compensation column consist of $6,720 employer 401(k) match in 2007, and $169 in company paid life insurance premiums for Ms. Fylling’s benefit in 2006.
(4)	In May 2008, the Board amended and clarified the terms and provisions of certain stock option grants to the Board members and corporate officers to ensure that each stock option grant was made on the terms and provisions consistent with the Board’s original intent to permit each such optionee to exercise his or her respective options notwithstanding the optionee’s resignation, termination, death or disability (except for termination for cause by the Company) so that such stock options remain vested and exercisable by the optionee (or optionee’s estate) until the expiration dates set forth in respective option grant notices and option agreements. The assumptions used to calculate the option awards amounts can be found in note #2 of the financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2007.

Grants of Plan-Based Awards in 2007

Name	Grant Date	Date Board Took Action to Grant Award	Option Awards: Number of Securities Underlying Options	Exercise Price of Option Awards	Grant Date Fair Value of Option Awards
Kshitij Mohan	8/2/2007	4/19/2004	34,670	$1.50	$24,962
	9/11/2007	4/19/2004	255	$1.50	$246
Andrew S. Maslan	7/27/2007	7/26/2007	20,000	$0.88	$15,000
Carelyn P. Fylling	7/27/2007	7/26/2007	20,000	$0.88	$15,000

Outstanding Equity Awards at December 31, 2007

Name	Securities Underlying Unexercised Options Exercisable(1)	Number of Securities Underlying Unexercised Options Unexercisable		Option Exercise Price	Option Expiration Date
Kshitij Mohan	490,000	—		$1.50	4/20/2014
	500,000	—		$2.24	4/20/2014
	100,000	—		$2.24	6/6/2015
	100,000	—		$2.24	8/17/2016
	59,310	—		$1.50	1/25/2018
Andrew S. Maslan	45,000	15,000	(2)	$5.07	1/11/2016
	26,667	13,333	(3)	$2.52	3/16/2016
	16,667	33,333	(4)	$2.73	10/11/2016
	—	20,000	(6)	$0.88	7/27/2007
Carelyn P. Fylling	250,000	—		$1.50	8/7/2012
	19,077	—		$1.25	10/21/2013
	6,667	13,333	(5)	$2.40	1/11/2016
	—	20,000	(6)	$0.88	7/27/2017

(1)	All options are fully vested.
(2)	Options vest on 7/1/2008.
(3)	Options vest on 3/17/2008.
(4)	Options vest as follows: 16,667 on 10/11/2008, 16,666 on 10/11/2009.
(5)	Options vest as follows: 6,667 on 1/12/2008, 6,666 on 1/12/2009.
(6)	Options vest as follows: 6,667 on 7/27/2008, 6,667 on 7/27/2009, and 6,666 on 7/27/2010.

Employment Agreements

Cytomedix has the following employment agreements with its executive officers:

Martin P. Rosendale. On March 14, 2008, the Board approved the appointment of Martin Rosendale as Executive Vice-President and Chief Operating Officer of Cytomedix. Mr. Rosendale was engaged on a full-time basis to, among other things, (i) oversee our operational aspects including sales and marketing, manufacturing, business development and administrative operations; (ii) assist and support our research and development activities; and (iii) perform such responsibilities, duties and authority, and to render such services as are customary in such position and as the Chairman and CEO from time to time will reasonably direct. In addition, the Board also approved Mr. Rosendale’s letter agreement with the Company, under the terms and provisions of which Mr. Rosendale is entitled to:

•	annual base salary of $200,000 during the term of his employment, subject to review by the Board for subsequent increases on an annual basis;
•	annual bonus equal to 30% of his base salary for the prior fiscal period if, in the sole discretion of the Board, he meets the Company’s budgeted sales and other performance targets set by the CEO or the Board;
•	200,000 options under the Company’s Long-Term Incentive Plan, at commencement of his employment with the Company, at an exercise price equal to $1.54, the closing stock price on March 14, 2008, vesting as follows: 20,000 of these options will vest 90 days after the effective date of the Agreement, and the remainder will vest in three equal installments of 60,000 options at the first, second and third annual anniversaries thereof for the duration of his employment at the Company; and
•	participate in all medical, dental, life, and disability insurance, participation in the Company’s 401(k) plan, and other benefits available to all full-time employees of the Company, subject to eligibility requirements.
•	Mr. Rosendale’s employment with the Company is “at will” and not for any specific term; it may be terminated by him or the Company at any time with or without cause. The Agreement also contains confidentiality, non-competition and other additional provisions which are customary to agreements of this nature.

Effective as of the date of Kshitij Mohan’s departure as the Company’s Chairman and Chief Executive Officer, the Board approved the appointment of Mr. Rosendale as Chief Executive Officer of the Company. In connection with this appointment, the Board also determined to award a one time cash payment in the amount of $25,000. The Board also approved an amendment to Mr. Rosendale’s letter agreement with the Company whereby in the event of the Company’s termination of his employment with Cytomedix during the employment term, the Company will be required to pay a one time severance payment in the amount equal to $50,000 payable subject to customary withholding tax and other employment taxes as may be required under applicable rules and regulations. Mr. Rosendale is not entitled to any such severance payment in the event Mr. Rosendale voluntarily terminates his agreement with the Company.

Andrew S. Maslan. On June 3, 2005, the Company entered into an employment agreement with Mr. Andrew S. Maslan to serve as Corporate Controller. Employment was at will, with certain notification provisions. Mr. Maslan’s base salary was $135,000, subject to review at the end of the first calendar year. Mr. Maslan’s annual target bonus percentage was 20%, depending on the achievement of performance criteria. Mr. Maslan was also granted 60,000 ten-year options to purchase shares of the Company’s Common stock at an exercise price of $5.07. In October 2006, this agreement was amended to increase Mr. Maslan’s annual base salary to $155,000 and target bonus percentage to 25% and provided for the grant of an additional 50,000 10-year options to purchase the Company’s stock at a price of $2.73 per share. Additional grants of options or increases to base salary may be considered annually, as of the anniversary date of the amended agreement, or in the ordinary course of business at the discretion of the CEO and Board of Directors.

Carelyn Fylling. On September 4, 2002, the Company entered into an employment agreement with Ms. Carelyn P. Fylling to serve as Vice President of Professional Services. The term was for a period of one year, renewable on the first anniversary for a period of two years and in one year increments thereafter. Under the agreement, Ms. Fylling’s base salary was $130,000, subject to increase upon review by the Board at the end of each calendar year. Stock options and annual bonus are at the discretion of the Board. Other benefits are in accordance with Company policy.

Kshitij Mohan. On April 20, 2004, the Company entered into an employment contract with Dr. Kshitij Mohan to serve as Chief Executive Officer. The terms and provisions of this employment agreement, as amended, and related matters were disclosed in the Company’s previous public reports and such descriptions are incorporated by reference herein. On June 5, 2008, Dr. Mohan and the Company entered into a Termination and Consulting Agreement pursuant to which Dr. Mohan agreed, among other things, to step down as the CEO and Chairman and to become a consultant to the Company effective June 30, 2008.

The following is a brief summary of the salient terms of this agreement:

•	For the period commencing as of the separation date and ending on June 30, 2010, Dr. Mohan will provide consulting services to the Company, which services include, without limitation, working with Company management at a strategic level with respect to the Company's development and product acquisition activities, capital structure, investor relations and reduction of production costs, and to follow up on clinical trials as well as any other matters and activities.
•	With the exception of certain provisions, Dr. Mohan’s Employment Agreement with the Company was terminated and canceled with no further force and effect effective upon the execution of the Agreement. In settlement of the severance pay requirements in his original Employment Agreement related to termination “not for cause” by the Company, Dr. Mohan will receive 24 equal monthly installments in the aggregate amount of $500,000.
•	With the exception of the foregoing severance payments, certain health benefits to be made available to Dr. Mohan and his spouse, reimbursement of accrued but unused vacation time up to a maximum of 200 hours, and $5,000 in legal counsel fees incurred by Dr. Mohan in connection with negotiation of the Agreement, Dr. Mohan agreed not to enforce any other severance or termination pay or benefits under terms and provisions of his original Employment Agreement with the Company.
•	Dr. Mohan resigned from all officer and director positions he held with the Company.
•	Dr. Mohan’s stock options previously awarded by the Company and vested as of the date of the Agreement will remain in full force and effect and will continue to be governed by the terms of the applicable stock option grant notices and agreements between the Company and Dr. Mohan. Such options include 990,000 nonqualified stock options issued in April 2004 expiring in April 2014, 100,000 nonqualified stock options issued in June 2005 expiring in June 2015, 100,000 nonqualified stock options issued in August 2006 expiring in August 2016, 59,310 nonqualified stock options issued in January 2008 expiring in January 2018, and 30,000 incentive stock options issued in January 2008 expiring in January 2018.

The parties to the Agreement executed releases with respect to certain claims enumerated in the Agreement. In addition, Dr. Mohan made additional representations and covenants, including, among others, covenant not to sue, not to compete, not to solicit the Company’s personnel, not to disparage the Company and related parties, and to keep the Company’s information confidential.

Potential Payments upon Termination or Change-in-Control

The following table presents potential payments to executive officers upon termination or a change-in-control event as defined by their respective employment agreements, based on assumptions as if the event took place on December 31, 2007.

Name/Reason for Termination	Base Salary	Discretionary Bonus
Kshitij Mohan(1)
Disability	$335,523	$104,795
Change of Control	732,050	300,000
Not for Cause	732,050	404,795
Death	—	—
Voluntary by Dr. Mohan	—	—
Andrew S. Maslan
Not for Cause(2)	81,375	—
Carelyn P. Fylling
Disability(3)	131,381	7,151
Death(4)	—	7,151
Not for Cause(5)	71,663	7,151
Involuntary Termination by Ms. Fylling for Good Reason(6)	131,381	7,151
Change of Control(7)	7,663	7,151
Voluntary by Ms. Fylling(8)	23,888	—

(1)	The foregoing payments represent the Company’s obligations under its employment agreement with Dr. Mohan dated as of April 20, 2004, as subsequently amended (the “Employment Agreement”). On June 5, 2008, Dr. Mohan and the Company entered into a Termination and Consulting Agreement pursuant to which Dr. Mohan agreed, among other things, to step down as the CEO and Chairman and to become a consultant to the Company effective June 30, 2008. With the exception of certain provisions, the Employment Agreement was terminated and canceled with no further force and effect effective upon the execution of such Termination and Consulting Agreement, the terms and provisions of which are detailed in the Employment Agreements section of this proxy statement.
(2)	Base salary will be paid over a period of 6 months. Unvested options will continue to vest for a period of six months from termination.
(3)	Base salary will be paid over a period of 11 months, less net amounts received under Company sponsored long-term disability insurance. Prorated bonus and incentive compensation based on the then-applicable bonus plan/long-term incentive compensation program (based on current employment year).
(4)	Base salary through end of month in which death occurs, plus prorated bonus and incentive compensation based on the then-applicable bonus plan/long-term incentive compensation program (based on current employment year). All vested stock options become property of the executive’s estate.
(5)	Lump sum severance payment equal to six months of base salary. Prorated bonus and incentive compensation based on the then-applicable bonus plan/long-term incentive compensation program (based on current employment year). The exercise date of all stock options shall be extended for twelve months following the date of termination.
(6)	Lump sum severance payment equal to eleven months of base salary. Prorated bonus and incentive compensation based on the then-applicable bonus plan/long-term incentive compensation program (based on current employment year). The exercise date of all stock options shall be extended for twelve months following the date of termination.
(7)	All issued and unvested stock options become immediately fully vested and exercisable. Lump sum severance payment equal to six months of base salary. Prorated bonus and incentive compensation based on the then-applicable bonus plan/long-term incentive compensation program (based on current employment year). The exercise date of all stock options shall be extended for twelve months following the date of termination.
(8)	Ms. Fylling’s employment may be terminated voluntarily (i) upon written consent of Ms. Fylling and the Company, or (ii) upon sixty days’ written notice by Ms. Fylling. If voluntarily terminated pursuant to (i), Ms. Fylling agrees to stay in the employ of the Company for three months, in which she will receive 110% of her base salary. If voluntarily terminated pursuant to (ii), the Company may accelerate the termination date by paying the base salary for such sixty day period in a lump sum.

Compensation of Directors

For service during 2007, each non-employee director was entitled to and received options to purchase 30,000 shares of the Company’s common stock; each committee chair was entitled to and received options to purchase 10,000 shares of the Company’s common stock; each non-employee director was entitled to and received $500 for his participation in each telephonic meeting of the Board or a Committee and $1,000 for his participation in each in-person meeting of the Board or a Committee.

Director Compensation in 2007

Name	Fees Earned or Paid in Cash	Option Awards(1)	Total
James S. Benson	$6,000	$41,284	$47,284
David P. Crews	$8,000	$30,960	$38,960
Arun K. Deva	$8,500	$41,284	$49,784
David F. Drohan	$8,000	$30,960	$38,960
Mark T. McLoughlin	$3,500	$41,284	$44,784

(1)	Because options awarded to directors in 2007 vested in full during 2007, this column reflects the grant date fair value and the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007 in accordance with Statement of Financial Accounting Standards No. 123 (revised 2004) Share Based Payment (“FAS 123 (R)”). Assumptions used in the calculation of these amounts are included in Note 2 to the Company’s audited financial statements for the year ended December 31, 2007, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission. At December 31, 2007, the following number of stock options remained unexercised by non-employee directors as follows: Benson – 150,000, Crews – 320,000, Deva – 140,000, Drohan – 120,000, McLoughlin – 150,000.

Long Term Incentive Plan

Our Long-Term Incentive Plan (LTIP), as amended, authorizes the issuance of up to 5,000,000 shares of common stock. The LTIP permits incentive awards of options, SARs, restricted stock awards, phantom stock awards, performance unit awards, dividend equivalent awards or other stock-based awards to our employees, officers, consultants, independent contractors, advisors, and directors. We believe that the making of awards under the LTIP promotes the success and enhances Cytomedix’s value by providing the awardee with an incentive for outstanding performance. The LTIP is further intended to provide flexibility to us in our ability to motivate, attract, and retain the services of personnel upon whose judgment, interest, and special effort the successful conduct of our operation is largely dependent.

The Compensation Committee determines the number of shares of stock granted to a participant and may subject any grant to performance requirements, vesting provisions, transfer restrictions and other restrictions and conditions as the Compensation Committee may determine in its sole discretion. We currently have available 1,151,613 shares of common stock for issuance under the LTIP and 3,352,187 options remained outstanding under the LTIP.

Securities Authorized for Issuance Under Equity Compensation Plans

As discussed above, our LTIP, as amended, authorizes awards representing up to 5,000,000 shares of common stock.

Equity Compensation Plan Information as of December 31, 2007

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants, and Rights (a)	Weighted Average Exercise Price of Outstanding Options, Warrants, and Rights (b)	Number of Securities Remaining Available for Future Issuance (c)
Equity compensation plans approved by security holders	3,294,687	$1.89	1,209,113
Equity compensation plans not approved by security holders(1)	2,236,632	$1.53	n/a
Total	5,531,319	$1.74	1,209,113

(1)	These amounts represent the aggregate of individual compensation arrangements with third-party service providers.

Report of the Audit Committee

The Audit Committee has reviewed and discussed with Cytomedix's management and PricewaterhouseCoopers LLP (“PwC”), the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2007, together and separately, the audited financial statements contained in Cytomedix's Annual Report on Form 10-K for the 2007 fiscal year.

The Audit Committee has also discussed with PwC the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees) which includes, among other items, matters related to the conduct of the audit of Cytomedix's financial statements.

The Audit Committee also received and reviewed the written disclosures and the letter from PwC required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with PwC its independence from Cytomedix.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in Cytomedix's Annual Report on Form 10-K for the year ended December 31, 2007, for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee.

Arun K. Deva, Chairperson
David P. Crews
David F. Drohan

Certain Relationships and Related Transactions

During the 2007 fiscal year, we were not involved in any related party transactions subject to Item 404 of Regulation S-K. On June 5, 2008, Cytomedix and Dr. Mohan entered into a Termination and Consulting Agreement, pursuant to which Dr. Mohan agreed, among other things, to step down as the CEO and Chairman and to become a consultant to the Company effective June 30, 2008. In addition, the Audit Committee of the Board approved an amendment to Martin Rosendale’s letter agreement with the Company providing for a one time severance payment in the amount equal to $50,000 in the event of the Company’s termination of his employment. The terms and provisions of both such agreements are described in detail in the Employment Agreements section of this proxy statement.

Pursuant to Board policy, our executive officers and directors, and principal stockholders, including their immediate family members and affiliates, are not permitted to enter into a related party transaction without the prior consent of the Board. Any request for such related party transaction with an executive officer, director, principal stockholder, or any of such persons’ immediate family members or affiliates, in which the amount involved exceeds $120,000 must first be presented to the Board for review, consideration and approval. All of our directors, executive officers and employees are required to report to the Board any such related party transaction. In approving or rejecting the proposed agreement, the Board will consider the relevant facts and circumstances available and deemed relevant to the Board which will approve only those agreements that, in light of known circumstances, are in, or are not inconsistent with, our best interests, as the Board determines in the good faith exercise of its discretion.

Interest of Certain Persons in Matters to Be Acted Upon

Management is not aware of any substantial interest, direct or indirect, by securities holdings or otherwise of any officer, director, nominee for director, or associate of the foregoing persons in any matter to be acted on, as described herein.

Shareholder Proposals and Submissions for Inclusion in the Proxy Statement
for the 2009 Annual Meeting of Shareholders

We presently intend to hold our next annual meeting of Shareholders in September 2009. A proxy statement and notice of the 2009 Annual Meeting will be mailed to all shareholders approximately one month prior to that date. Shareholder proposals must be received at our principal executive offices located in Rockville, Maryland no later than 120 days prior to the first anniversary of the date of this Proxy Statement; provided, however, that in the event that the date of the 2009 annual meeting is advanced by more than 30 days from the anniversary date of the 2008 Annual Meeting, notice by the shareholder must be received no later than the close of business on the 10th day following the earlier of the date on which notice of the date of the meeting was mailed or public disclosure was made. All shareholder proposals received after the deadline will be considered untimely and will not be included in the proxy statement for the 2009 annual meeting. The SEC rules establish a different deadline for submission of shareholder proposals that are not intended to be included in our proxy statement with respect to regularly scheduled annual meetings. The rules set forth standards as to what shareholder proposals are required to be included in a proxy statement. Also, the notice must meet the other requirements contained in our Bylaws. A copy of the relevant Bylaw provisions containing the requirements for making shareholder proposals may be obtained free of charge by contacting our Corporate Secretary at our executive offices at 416 Hungerford Drive, Suite 330, Rockville, Maryland 20850.

Other Matters

The Board knows of no other matters which will come before the meeting. However, if any matters other than those set forth in the notice should be properly presented for action, the persons named in the proxy intend to take such action as will be in harmony with the policies of the Company and will use their discretion.

Incorporation by Reference

Exhibits filed with the Company’s Annual Report of Form 10-K for fiscal year ended December 31, 2007, and the Company’s Form 10-Q for the quarter ended June 30, 2008, are hereby incorporated by reference. Copies of the exhibits will be sent to shareholders by first class mail, without charge, within one day of the Company’s receipt of a written or oral request for said exhibits. To request exhibits, please send your written request to:

Cytomedix, Inc.
416 Hungerford Dr., Suite 330
Rockville, Maryland 20850
Telephone: 240.499.2680; Facsimile: 240.499.2690

CYTOMEDIX, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE
BOARD OF DIRECTORS OF CYTOMEDIX, INC.

ANNUAL MEETING OF SHAREHOLDERS
SEPTEMBER 19, 2008

The undersigned hereby appoints Martin Rosendale and Andrew Maslan proxies with power of substitution and hereby authorizes them to represent and to vote, as designated below, all of the shares of common stock of the Company held of record by the undersigned on July 24, 2008 at the Annual Meeting of Shareholders to be held on September 19, 2008, at the Company’s headquarters at 416 Hungerford Dr., Suite 330, Rockville, MD 20850 at 11 a.m. EST, and at all adjournments thereof, with all powers the undersigned would possess if personally present. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

1.	To elect directors, each to serve until the next annual meeting of Shareholders or until each successor is duly elected and qualified:
☐	FOR all nominees
☐	WITHHOLD AUTHORITY
☐	FOR all nominees except as noted below: Nominee exception(s)

James S. Benson	☐	Mark T. McLaughlin	☐	David E. Jorden	☐	David P. Crews	☐
Stephen N. Keith	☐	Arun K. Deva	☐	Martin P. Rosendale	☐
2.	To ratify the appointment of PricewaterhouseCoopers LLP as independent auditors of the Company for the fiscal year ending December 31, 2008.

☐ FOR	☐ AGAINST	☐ ABSTAIN
3.	To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

This proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. If no direction is made, this proxy will be voted “FOR” proposals 1 and 2. The undersigned hereby acknowledges receipt of the notice of Annual Meeting and proxy statement furnished in connection therewith.

DATED:

Signature

(Signature if jointly held)

(Printed name(s))

Please sign exactly as name appears herein. When shares are held by Joint Tenants, both should sign, and for signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If held by a corporation, please sign in the full corporate name by the president or other authorized officer. If held by a partnership, please sign in the partnership name by an authorized person.

PLEASE MARK, SIGN, DATE AND RETURN IN THE ENCLOSED ENVELOPE. THANK YOU.